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                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. )

File by the Registrant  [XX]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[  ] Preliminary Information Statement
[XX] Definitive Information Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))


                               ISONICS CORPORATION
                    ----------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          James E. Alexander, President
                          -----------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate Box:)

[XX] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14g-6(i)(4) and O-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:1
     (4)  Proposed maximum aggregate
          value of transaction: Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:


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                               ISONICS CORPORATION
                              5906 McIntyre Street
                                Golden, CO 80403

                        NOTICE OF ACTION TAKEN BY CONSENT
--------------------------------------------------------------------------------

To: Holders of Outstanding of Isonics Corporation
          Class B Redeemable Common Stock Purchase Warrants and
          Class C Redeemable Common Stock Purchase Warrants

     Effective July 26, 2001, holders of more than two thirds of the outstanding Class B Redeemable Common Stock Purchase Warrants and Class C Redeemable Common Stock Purchase Warrants consented to an amendment to the terms of the Warrant Agreement defining the terms of the outstanding Class B and Class C warrants. This information is being provided to you in accordance with Regulation 14C as adopted by the Securities and Exchange Commission.

CONSENTING HOLDERS

     Currently there are outstanding 1,105,110 Class B Warrants and 202,500 Class C Warrants. Section 11(a) of the Amended and Restated Warrant Agreement governing the Class B and the Class C warrants provides that the agreement can be amended by the written consent of the holders of not less than two-thirds of the warrants then outstanding. A total of 9 persons who hold a total of 725,790 Class B warrants and 202,500 Class C warrants have consented to the amendments described below.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

AMENDMENTS TO THE AMENDED AND RESTATED WARRANT AGREEMENT

     The Warrant Agreement, as further amended and restated by the consent of the holders, has been filed with the Securities and Exchange Commission in an amendment to our Form 8-A registration statement. We will be pleased to provide a copy of the agreement to any warrant holder who may request a copy either by telephone or in writing to us. Please address all such communication to James E. Alexander, President. The amendments to the Warrant Agreement can be briefly described as follows:

     o We have updated certain dates in the Warrant Agreement and information we have included with respect to those dates, including the issuance of Class B and Class C warrants;

     o We have expanded the definition of "Nasdaq" to include the OTC Bulletin Board and the "pink sheets," in the event our common stock is no longer quoted on the Nasdaq

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          SmallCap market;

     o We have eliminated former Section 8(i) from the Warrant Agreement. That section provided for a price adjustment to $0.75 to the extent that a warrant holder submitted a warrant for exercise at a time when a registration statement relating to such exercise was not current and in effect; and

     o We added a provision to Section 9(a) of the Warrant Agreement. Previously that section required that, before we could call the warrants for redemption the price must have exceeded $3.75 per share for 20 out of the previous 30 days, and a registration statement must have been in effect at the time we issue the call for redemption. As amended, Section 9(a) requires that the registration statement have been in effect during the 30 day measurement period.

REASONS FOR THE AMENDMENTS

     We issued shares of our common stock and Class B warrants to certain accredited investors in December 2000. The agreement pursuant to which we issued the securities required that we obtain effectiveness of a registration statement by June 14, 2001. Despite significant effort and expense, we were unable to achieve effectiveness of that registration statement. The terms of the subscription agreements with the accredited investors provided, among other things, for a price reduction to the Class B warrants issued to those investors in a manner that was different to, and more onerous to us than, the Warrant Agreement. Such a price reduction would have resulted in a significant dilution adjustment to our outstanding Series A Convertible Preferred Stock which might have had a material adverse affect on our capital structure and our ability to raise additional capital.

     The subscription agreement for the December 2000 accredited investors also provided for a price reduction based on certain events occurring after the effectiveness of the anticipated registration statement. The units (consisting of one share of common stock and two Class B warrants) were originally issued at a price of $2.00 per unit. Based on the current price of our common stock, we believed it likely that the price adjustment to $1.50 would have occurred. Consequently we agreed to make the price adjustment at the present time, and also to issue an additional Class B warrant for each unit purchased in December 2000.

     We believe that the amendments to the Warrant Agreement are in the best interests of Isonics and all of our shareholders because it provides a significant amount of certainty to our capital structure where alternatively it would not have been certain. Furthermore, based on the language of the Warrant Agreement before being amended, we may have had some Class B warrants exercisable at the stated $1.50 exercise price while other Class B warrants were exercisable at a lower, $0.75 price. This would have created an untenable structure which would have resulted in a significant amount of confusion in the market place and among the warrant holders themselves.

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EFFECTIVENESS OF THE AMENDMENT

     The amendment will be effective thirty days after this notification has been mailed to the holders of the outstanding Class B and Class C warrants.

INTERESTS OF CERTAIN PERSONS IN OR MATTERS TO BE ACTED UPON

     None of our officers, directors or holders of more than 5% of our outstanding securities purchased units in the December 2000 private placement to accredited investors. No person who has been one of our officers or directors since May 1, 2000, purchased units in the December 2000 private placement. Consequently the terms of the amendment as described in the preceding section were negotiated wholly at arms'-length.

PROPOSALS OF SECURITY HOLDERS

     We are not holding a meeting in connection with the amendment to the Warrant Agreement.

ADDITIONAL INFORMATION

     Additional information concerning Isonics, including its reports which have been filed with the Securities and Exchange Commission, may be accessed through the SEC's EDGAR archives at www.sec.gov.

Dated: Golden, Colorado                By order of the board of directors,
       July 27, 2001                   James E. Alexander, President

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